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                 [MORSE, ZELNICK, ROSE & LANDER, LLP LETTERHEAD]








                                                                  (212) 838-8040

                                                          __________ _____, 1996


KatManDu Entertainment Corp.
415 North Columbus Boulevard
Philadelphia, PA  19123

Dear Sirs:

         We have acted as counsel to KatManDu Entertainment Corp., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering by (a) the Company of (i) 2,500,000 shares of its common stock, par value $.001 per share (the "Common Stock") (and the offering of an additional 375,000 shares if the over-allotment option is exercised in full); (ii) 2,500,000 Redeemable Common Stock Purchase Warrants (the "Redeemable Warrants") to purchase shares of Common Stock (and the offering of an additional 375,000 Redeemable Warrants if the over-allotment option is exercised in full); (iii) 2,500,000 shares of Common Stock underlying the Redeemable Warrants (and the offering of an additional 375,000 shares of Common Stock if the over-allotment option is exercised in full); (iv) Common Stock Purchase Warrants (the "Representative's Warrants") to purchase 250,000 shares of Common Stock and 250,000 Redeemable Warrants; (v) 250,000 shares of Common Stock underlying the Representative's Warrants; (vi) 250,000 Redeemable Warrants underlying the Representative's Warrants; and (vii) 250,000 shares of Common Stock underlying the Redeemable Warrants which underlie the Representative's Warrants; and (b) certain shareholders of 261,666 shares of Common Stock. We will also act as counsel for any and all amendments to the (a) Registration Statement and (b) any Registration Statements pursuant to Rule 462(b) of the Act for additional shares of Common Stock, Redeemable Warrants, Common Stock underlying Redeemable Warrants, Representative's Warrants, Common Stock underlying Representative's Warrants, Redeemable Warrants underlying Representative's Warrants and Common Stock underlying Redeemable Warrants underlying Representative's Warrants.

         In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Registration Statement, the proposed form of the Redeemable Warrants and the Representative's Warrants, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that:


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         Each share of Common Stock, the Redeemable Warrants (including the
Redeemable Warrants underlying the Representative's Warrants), the Representative's Warrants, and the Common Stock underlying the Redeemable Warrants and the Representative's Warrants (including the Common Stock underlying the Redeemable Warrants underlying the Representative's Warrants) being offered pursuant to the Registration Statement and all amendments thereto and any Registration Statements pursuant to Rule 462(b) of the Act for additional shares of Common Stock, Redeemable Warrants, Representative's Warrants and Common Stock underlying Redeemable Warrants (including the Reedemable Warrants underlying the Representative's Warrants) and Representative's Warrants (including the Common Stock underlying the Redeemable Warrants underlying the Representative's Warrants) have been duly and validly authorized for issuance and when issued as contemplated by the Registration Statement or upon exercise of the Redeemable Warrants or the Representative's Warrants, will be legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and any and all amendments thereto, and any Registration Statements pursuant to Rule 462(b) of the Act for additional shares of Common Stock, Redeemable Warrants (including the Redeemable Warrants underlying the Representative's Warrants), Representative's Warrants and Common Stock underlying Redeemable Warrants and Representative's Warrant (including the Common Stock underlying Redeemable Warrants underlying Representative's Warrants). In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder. Members of this firm or their affiliates own an aggregate of 40,000 shares of Common Stock of the Company.


                                      Very truly yours,




                                      MORSE, ZELNICK, ROSE & LANDER, LLP